Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

February 8, 2018

Bill Barrett Corporation

1099 18th Street, Suite 2300

Denver, Colorado 80202

Ladies and Gentlemen:

Reference is made to the Form S-4 (including the proxy statement/prospectus forming a part thereof, the “Registration Statement”) of Bill Barrett Corporation, a Delaware corporation (“Bill Barrett”), as amended or supplemented through the date hereof, relating to the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of December 4, 2017 (the “Merger Agreement”), by and among Bill Barrett, Fifth Creek Energy Operating Company, LLC, a Delaware limited liability company (the “Company”), Red Rider Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Bill Barrett (“Holdco”), Rio Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Holdco, Rider Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco, and, for certain limited purposes, Fifth Creek Energy Company, LLC, a Delaware limited liability company (“FCEC”), and NGP Natural Resources XI, L.P., a Delaware limited partnership. We have acted as special counsel to Bill Barrett in connection with the transaction contemplated by the Merger Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

Subject to the assumptions, limitations and qualifications set forth herein and therein, we hereby confirm our opinion (the “Opinion”) set forth in the section of the Registration Statement entitled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences.”

In providing the Opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of the Opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting the Opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the statements and representations made by Holdco, Bill Barrett, the Company, and FCEC in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of the Opinion are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (and, in the case of any statement qualified by knowledge or any comparable qualification, are and will be true, complete and correct as if made without such qualification), (iv) the Parent Merger will qualify as a statutory merger under the DGCL, and (v) the parties to the Merger Agreement and their respective subsidiaries will treat the transaction for United States federal income tax purposes in a manner consistent with the Opinion and such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement, the Registration Statement, or the officer’s certificates, the Opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing. We express no opinion on any issue relating to the tax consequences of the transaction contemplated by the Merger Agreement other than the Opinion.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz